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                                   EXHIBIT 21

                          EasyLink Services Corporation

                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 2001



Subsidiary                                      State of Incorporation

EasyLink Services USA, Inc.                     Delaware
EasyLink Services International, Inc.           Delaware
Swift Telecommunications, Inc.                  Delaware
Swift Comtext Prvt. Ltd.                        UK
EasyLink Services Prvt. Ltd.                    UK
WORLD.com, Inc.                                 Nevada